UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2016

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Wilshire Blvd. Ste. 1500

Los Angeles, CA 90017

(Address of principal executive offices) (zip code)

(800)-762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Entry into Note Purchase Agreement

On February 10, 2016, Notis Global, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, a promissory note (the “Note”) in the aggregate principal amount of $275,000. The closing will occur on February 11, 2016.

The Investor will deduct a commitment fee in the amount of $25,000 at the closing. The Note bears interest at the rate of 10% per year and matures on October 31, 2016. The Company may prepay all or any part of the outstanding balance of the Note at any time without penalty. In the event that the Company or any of its subsidiaries becomes subject to bankruptcy, insolvency, liquidation, or similar proceedings or takes certain related corporate actions, all outstanding principal and accrued interest under the Note will immediately and automatically become due and payable. In addition, the Note identifies certain other events of default, the occurrence of which would entitle the Investor to declare the outstanding principal and accrued interest immediately due and payable or to convert the Note, in whole or in part, into shares of the Company’s common stock at a conversion price that is the lower of (a) $0.75, or (b) a 51% discount to the lowest daily volume weighted average price of the Company’s common stock during the 20 trading days prior to the conversion date.

In connection with the foregoing, the Company relied on the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor” as such term is defined under Regulation D and that the offer and sale of the Note did not involve any form of general solicitation or general advertising.

The foregoing description of the Purchase Agreement and the Note do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Note Purchase Agreement, dated February 10, 2016, between the Company and the Investor

10.2	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: February 11, 2016	By:	/s/ C. Douglas Mitchell
		Name:	C. Douglas Mitchell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement, dated February 10, 2016, between the Company and the Investor

10.2	Form of Promissory Note